UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 13, 2021

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Compensatory Arrangements of Certain Officers.

(e) On April 13, 2021, the Compensation Committee of the Board of Directors approved the following changes to the compensation of the Named Executive Officers included in the 2021 Proxy Statement (“NEOs”), as well as our Chief Operating Officer, our Chief Financial Officer and our Senior Vice President, General Counsel & Treasurer. These officers are: Phil Horlock, Chief Executive Officer; Jeff Taylor, Chief Financial Officer; Trey Jenkins, Chief Operating Officer; Tom Roberts, Chief Administrative Officer; and Paul Yousif, Senior Vice President, General Counsel and Treasurer.

Effective September 1, 2020, the annual salary of each of Messrs. Horlock, Taylor, Jenkins, Roberts and Yousif was reduced by 20%. Effective April 1, 2021, those annual salary reductions are rescinded. For salary information regarding our NEOs, please refer to the “Executive Compensation Table” contained in the 2021 Proxy Statement. For salary information regarding Jeff Taylor, please refer to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2020. For salary information regarding Trey Jenkins, please refer to the Company’s Current Report on Form 8-K filed with the SEC on November 18, 2019. For salary information regarding Paul Yousif, please refer to the “Executive Compensation Table” contained in the 2020 Proxy Statement filed on January 27, 2020.

With respect to compensation of directors, the Compensation Committee also rescinded a 25% reduction in the $12,500 quarterly cash payment to directors as director fees, which had been effective September 1, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

Dated:	April 14, 2021	/s/ Paul Yousif
Paul Yousif
General Counsel and Corporate Treasurer